EXHIBIT 99(iii)

‘RELIABRAND® APPOINTS KEY STRATEGIC TEAM MEMBERS TO EXECUTE THE OFFICIAL LAUNCH OF ITS NEW ADIRI® NXGEN™ BABY BOTTLES’

2012-10-10 (Kelowna, BC, Canada) –ReliaBrand™, a publicly traded company listed on the NASDAQ OTC Bulletin Board (“RLIA”), announced today the appointment of key strategic team members to help the Company execute the recently announced launch of the Adiri® NxGen™ brand of baby bottles and new Adiri® branded infant feeding accessories.  The key new appointments include the hiring of a Chief Operating Officer and a Public Relations firm.

Ms. Colleen Preksto has been appointed Chief Operating Officer (“COO”) of the Company.  From June 2007 until June 2011 Ms. Preksto was Chief Operating Officer of BornFree Inc., a competitive manufacturer of infant feeding products.  Just prior to joining ReliaBrand® Ms. Preksto headed up her own retail brand and tradeshow management company.  “Colleen’s considerable retail sales, marketing, promotions and logistics expertise as well as her direct executive operations experience with a competitive infant feeding brand easily distinguished her as the leading candidate for this vital role for our Company” ReliaBrand CEO Antal Markus stated.

“I love the new Adiri® NxGen™ product lineup and the direction and aspirations ReliaBrand® has for the brand” Ms. Preksto exclaimed.  “I have already started ensuring the fundamentals are in place to assure the Adiri® NxGen™ launch is as successful for the Company and our retail launch partners as I trust it will be.   My job is to make certain Adiri® consumers can easily find our highly differentiated product offering on our retail launch partner’s store shelves.  I feel I am very much up to this challenge and so is ReliaBrand®” the new ReliaBrand® COO pledged.

In addition to the key executive appointment of Ms. Preksto, ReliaBrand® also appointed Los Angeles based ‘P3R Publicity’ as the Company’s Public Relations firm.  With offices in Beverly Hills, P3R is a multi-tier public relations agency dedicated to delivering results-driven PR campaigns that assist consumer brands navigate the modern media landscape to help facilitate high profile consumer awareness and brand visibility. Employing a synergistic blend of new social media, celebrity outreach and traditional publicity strategies, P3R has a proven track record in helping to create optimum visibility and premium media representation for their clients.

“We view our celebrity relationships as a distinct competitive advantage versus our traditional PR competitors” stated Ola Danilina, owner and CEO of P3R Publicity.  “The opportunity to leverage our forte on a classic celebrity mom favorite like Adiri® is genuinely exciting” she concluded.  “We have great ideas beyond our celebrity outreach” added P3R Vice President Jody Green.  “These will be evident through our executed strategy as the social and traditional media outlets increasingly share the new Adiri® NxGen™ with their audiences”. Markus concluded the announcements by stating “I am honored that Colleen and P3R embraced our Adiri® NxGen™ launch strategy and we are ecstatic that they will now be helping us to further develop and execute it.  We are delighted to have been able to fill these key strategic roles with such high caliber personnel”.

About ReliaBrand™ and Adiri®    www.reliabrand.com
Located in Kelowna, B.C. Canada, ReliaBrand™ is a publicly traded company listed on the NASDAQ OTC Bulletin Board listed under the “RLIA” trading symbol.   ReliaBrand™ owns and manufactures the Adiri® brand of infant feeding products.  Adiri® is the most highly awarded baby bottle in the history of the category with international recognition for its superior medical benefits and revolutionary design. To see Adiri® awards please click here and for more information please call 1-855-ADIRI4U (1-888-234-7448). All media inquiries should be directed to P3R Publicity attention Omar Cunningham at 310.552.5318 or omar@myp3r.com

Safe Harbor Statement
Except for the statements of historical fact contained herein, the information presented in this news release constitutes "forward-looking statements" as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance are not statements of historical fact and should be viewed as "forward-looking statements". Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.  Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company's ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company's filings with the Securities and Exchange Commission. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.